UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 30, 2013 (September 30, 2013)

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

1450 Broadway
New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 30, 2013, Harris & Harris Group, Inc. (the “Company”) entered into a $20,000,000 Multi-Draw Term Loan Facility Credit Agreement, by and among the Company, as borrower, Orix Corporate Capital, Inc., as administrative agent and the other lenders party thereto from time to time, which provides for a multi-draw credit facility (the “Loan Facility”) that may be used by the Company to fund investments in portfolio companies. The Loan Facility replaces the Company’s current credit facility with TD Bank, NA, as discussed in more detail below. The Loan Facility, among other things, matures on September 30, 2017, and bears interest at 10% per annum in cash. The Company has the option to have interest accrue at a rate of 13.5% per annum if the Company decides not to pay interest in cash when due. The Company currently plans to pay interest in cash if and when any borrowings are outstanding. The Loan Facility also requires payment of a draw fee on each borrowing equal to 1.0% of such borrowing and an unused commitment fee of 1.0% per annum. Interest and fee payments under the Loan Facility are made quarterly in arrears. The Company may prepay the loans or reduce the aggregate commitments under the Loan Facility at any time prior to the maturity date, as long as certain conditions are met, including payment of required prepayment or termination fees. The Loan Facility is secured by all of the assets of the Company and its wholly owned subsidiaries, subject to certain customary exclusions. The Loan Facility contains certain affirmative and negative covenants, including without limitation: (a) maintenance of certain minimum liquidity requirements; (b) maintenance of an eligible asset leverage ratio of not less than 4.0:1.0; (c) limitations on liens; (d) limitations on the incurrence of additional indebtedness; and (e) limitations on structural changes, mergers and disposition of assets (other than in the normal course of our business activities). There were no borrowings at closing.

The description above is only a summary of the material provisions of the Loan Facility, does not purport to be complete, and is qualified in its entirety by reference to the provisions in such Loan Facility, which is attached hereto as Exhibit 10.1.

Item 1.02.    Termination of a Material Definitive Agreement.

On September 30, 2013, the Company terminated the Revolving Loan Agreement by and between the Company and TD Bank, N.A., dated February 24, 2011, as amended, its existing $10 million three-year revolving credit facility (the “Prior Credit Facility”), a copy of which was filed as Exhibit 10.1 to the Company’s Form 8-K dated February 24, 2011. As of September 30, 2013, there was no principal outstanding under the Prior Credit Facility and no termination fees were incurred in connection with terminating the Prior Credit Facility.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K with respect to the Loan Facility is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure

The Company issued a press release, filed herewith as Exhibit 99.1, and incorporated by reference herein, on September 30, 2013, announcing the Loan Facility.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01.    Other Events.

On September 30, 2013, the Company released a Letter to Shareholders, which is available on the Company’s website at www.HHVC.com. A copy of the Letter to Shareholders is attached as Exhibit 99.2 to this Form 8-K.

The Letter to Shareholders may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in the Letter to Shareholders. Please see the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as well as subsequent SEC filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.

Additional Information

The reference to the website www.HHVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	$20,000,000 Multi-Draw Term Loan Facility Credit Agreement, by and among the Company, as borrower, Corporate Capital, Inc., as Administrative Agent and the other lenders party thereto from time to time

99.1	Press Release dated September 30, 2013

99.2	Letter to Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2013	HARRIS & HARRIS GROUP, INC.

	By:	/s/ Daniel B. Wolfe
Daniel B. Wolfe
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	$20,000,000 Multi-Draw Term Loan Facility Credit Agreement, by and among the Company, as borrower, and Orix Corporate Capital, Inc., as Administrative Agent

99.1	Press Release dated September 30, 2013

99.2	Letter to Shareholders